File No. 333-_____________


   As filed with the Securities and Exchange Commission on February 12, 1998.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       FIRST INTERNATIONAL BANCORP, INC.
               (Exact name of issuer as specified in its charter)

Delaware                                                   06-1151731
(State or other jurisdiction                               I.R.S. Employer
of incorporation or organization)                          Identification No.)

One Commercial Plaza,               Hartford, CT                        06103
(Address of Principal Executive Offices)                            (Zip Code)

First International Bancorp, Inc. Amended and Restated 1996 Stock Option Plans
                      and 1994 Incentive Stock Option Plan

                           (Full titles of the plans)

                              Leslie A. Galbraith
                          Executive Vice President and
                            Chief Financial Officer
                       First International Bancorp, Inc.
                              One Commercial Plaza
                               Hartford, CT 06103

                    (Name and address of agent for service)

                                 (860) 241-2529
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

                                Proposed      Proposed
Title of                        maximum       maximum
securities         Amount       offering      aggregate     Amount of
to be              to be        price         offering      registration
registered         registered   per share*    price*        fee

Common Stock,      879,858      $5.281*       $4,646,522.08*     $1,500.00
$0.10 par value
per share


* The above calculation is based on the offering of 752,531 shares at a purchase price of $3.70 per share, which purchase price is the average exercise price per share and 127,327 shares at a purchase price of $14.625 per share, which purchase price is the average of the high ($14.75) and low ($14.50) prices of the Registrant's Common Stock as reported on the Nasdaq National Market on February 6, 1998.

                                    PART II

                       INFORMATION REQUIRED IN PROSPECTUS

Item 3.    Incorporation of Documents by Reference

     The following documents filed by First International Bancorp, Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement: (1) the Registrant's prospectus, dated September 22, 1997, as filed with the SEC on September 23, 1997, pursuant to Rule 424(b) of .the Securities Act of 1933, as amended; (2) all reports previously filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996; and (3) the description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the SEC on July 22, 1997, under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.    Description of Securities

     A description of the Registrant's Common Stock to be offered is not provided in this Registration Statement because such class of the Registrant's securities is registered under Section 12 of the Exchange Act.


Item 5.    Interests of Named Experts or Counsel

     Neither the Registrant's counsel, Bingham Dana LLP, nor any individual employed by or associated with such firm or individual in a professional capacity, was employed by the Registrant in connection with matters described in this registration statement on a contingent basis or has, or is to receive in connection with this offering, a substantial interest, direct or indirect, in the Registrant or was connected with the Registrant as a promoter, managing underwriter (or any principal underwriter, if there are no managing underwriters), voting trustee, director, officer or employee.

Item 6.    Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

     The Amended and Restated Certificate of Incorporation of the Registrant and the Amended and Restated By-laws of the Registrant provide for indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

     The Registrant intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.


Item 7.    Exemption from Registration Claimed

     Not applicable.


Item 8.    Exhibits

     The following exhibits are part of this Registration Statement:

     4.1 Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-31339), filed on July 15, 1997.)

     4.2 Amended and Restated By-Laws of the Registrant. (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-31339), filed on July 15, 1997.)

     4.3 Amended and Restated 1996 Stock Option Plan. (Incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-31339), filed on July 15, 1997.)

     4.4    1994 Stock Option Plan, as amended. (Incorporated by reference to
            Exhibit 10.5 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-31339), filed on July 15, 1997.)

       5 Opinion and Consent of Bingham Dana LLP as to the legality of the securities being registered.

    23.1    Consent of Bingham Dana LLP (included in Exhibit 5).

    23.2    Consent of Coopers & Lybrand L.L.P.

      24 Power of Attorney (included on the signature pages of the Registration Statement).


Item 9.    Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on this 9th day of February 1998.

                                    FIRST INTERNATIONAL BANCORP, INC.



                                    By: /s/ Leslie A. Galbraith
				       _________________________
                                       Leslie A. Galbraith
                                       Executive Vice President, Chief
                                       Financial Officer and Treasurer



                        POWER OF ATTORNEY AND SIGNATURES

     Each person whose signature appears below hereby appoints Brett N. Silvers and Leslie A. Galbraith each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                         Date

/s/ Brett N. Silvers
_________________________     Chairman of the Board         February 9, 1998
Brett N. Silvers              and President,
                              (Principal Executive Officer)

/s/ Michael R. Carter

_________________________     Director                      February 9, 1998
Michael R. Carter


/s/ Arnold L. Chase
_________________________     Director                      February 9, 1998
Arnold L. Chase


/s/ Cheryl A. Chase
_________________________     Director                      February 9, 1998
Cheryl A. Chase


/s/ Frank P. Longobardi
_________________________     Director                      February 9, 1998
Frank P. Longobardi


/s/ Bernard M. Waldman
_________________________     Director                      February 9, 1998
Bernard M. Waldman


/s/ Leslie A. Galbraith
_________________________     Executive Vice President,     February 9, 1998
Leslie A. Galbraith           Chief Financial Officer,
                              Treasurer (principal financial
                              and accounting officer)

                                 EXHIBIT INDEX

  Exhibit No.           Description of Documents

    4.1              Amended and Restated Certificate of                 ---
                     Incorporation of the Registrant.
                     (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-31339), filed on July 15, 1997.)

    4.2              Amended and Restated By-Laws of the                 ---
                     Registrant. (Incorporated by reference
                     to Exhibit 3.2 to the Registrant's
                     Registration Statement on Form S-1
                     (Registration No. 333-31339), filed on
                     July 15, 1997.)

    4.3              Amended and Restated 1996 Stock Option              ---
                     Plan.  (Incorporated by reference to
                     Exhibit 10.4 to the Registrant's
                     Registration Statement on Form S-1
                     (Registration No. 333-31339), filed on
                     July 15, 1997.)

    4.4              1994 Stock Option Plan, as amended.                 ---
                     (Incorporated by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-31339), filed on July 15, 1997.)

      5              Opinion and Consent of Bingham Dana LLP
                     as to the legality of the securities
                     being registered.

   23.1              Consent of Bingham  Dana LLP (included              ---
                     in Exhibit 5).

   23.2              Consent of Coopers & Lybrand L.L.P.

     24              Power of Attorney (included on the                  ---
                     signature pages of the Registration Statement).